EXHIBIT 24.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1995, which appears on page F-2 of the 1994 Medical Innovations, Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of (1) our report dated May 19, 1995 on the financial statements of Hospital HomeCare Corporation for the year ended March 31, 1995 appearing on page 4 of Medical Innovations, Inc.'s Current Report on Form 8K/A dated August 2, 1995 and (2) our report dated May 26, 1994 on the financial statements of PRN Home Health Care, Inc. and Affiliates for the three months ended March 31, 1994 and the years ended December 31, 1993, 1992 and 1991 appearing on page 1 of Exhibit 1 to Medical Innovations, Inc's. Current Report on Form 8-K/A dated September 9, 1994.


PRICE WATERHOUSE LLP

Houston, Texas
January 19, 1996